Exhibit 99.1
MabVax Therapeutics Receives Continued Listing Deficiency Notice for Nasdaq’s Minimum Stockholders’ Equity Requirements

- No immediate effect on the Company's Nasdaq listing or the trading of its common stock -

SAN DIEGO, CA (April 13, 2018) – MabVax Therapeutics Holdings, Inc. (NASDAQ: MBVX), a clinical-stage oncology drug development company, today announced that it received a letter from the Listing Qualifications Department of the NASDAQ Stock Market (the “Staff”) notifying the Company that the stockholders’ equity of $1.1 million as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, was below the minimum stockholders’ equity of $2,500,000 required for continued listing on the NASDAQ Capital Market as set forth in NASDAQ listing rule 5550(b)(1). This notice has no immediate effect on the Company's Nasdaq listing or the trading of its common stock.

The decline in the Company’s stockholders’ equity was largely a result of planned expenditures related to continuation of Phase 1 clinical trials of the Company’s therapeutic antibody MVT-5873 in combination with nab-paclitaxel and gemcitabine to patients newly diagnosed with CA19-9 positive pancreatic cancer and continued enrollment in MVT-1075 as a radioimmunotherapy for pancreatic cancer. MabVax completed an aggregate of $2.7 million in financing in February 2018 and had encouraging results from both Phase 1 studies, and is seeking to complete one or more strategic transactions in the second quarter of 2018.

The Company has been provided 45 calendar days, or until May 29, 2018, to submit a plan (the “Plan”) to regain compliance with the Rule. If the Plan is accepted, the Staff may grant an extension of up to 180 calendar days from the date of the notification letter (the “Maximum Extension”) to evidence compliance with the Rule.

About MabVax

MabVax Therapeutics Holdings, Inc. is a clinical-stage biotechnology company with a fully human antibody discovery platform focused on the rapid translation into clinical development of products to address unmet medical needs in the treatment of cancer. Our antibody MVT-5873, is a fully human IgG1 monoclonal antibody (mAb) that targets sialyl Lewis A (sLea), an epitope on CA19-9, and is currently in Phase 1 clinical trials as a therapeutic agent for patients with pancreatic cancer and other CA19-9 positive tumors. CA19-9 is expressed in over 90% of pancreatic cancers and in other diseases including small cell lung and GI cancers. CA19-9 plays an important role in tumor adhesion and metastasis, and is a marker of an aggressive cancer phenotype. CA19-9 serum levels are considered a valuable adjunct in the diagnosis, prognosis and treatment monitoring of pancreatic cancer. With our collaborators including Memorial Sloan Kettering Cancer Center, Sarah Cannon Research Institute, Honor Health and Imaging Endpoints, we have treated 50 patients with either our therapeutic antibody designated as MVT-5873 or our PET imaging diagnostic product designated as MVT-2163 in Phase 1 clinical studies, and demonstrated early safety and specificity for the target. Patient dosing is underway for our lead development program in Phase 1 clinical study of the Company's radioimmunotherapy product MVT-1075. Our human antibody targeting Tn and sTn is in preclinical development. For additional information, please visit the Company's website, www.mabvax.com.

Forward Looking Statements:

This press release contains "forward-looking statements" regarding matters that are not historical facts, including statements relating to the Company's receipt from the NASDAQ Listing Qualifications Department of the notice of deficiency regarding the $2.5 million minimum stockholders’ equity requirement and plans to complete one or more strategic transactions in the second quarter 2018. There can be no assurance that the Staff will accept the Plan or that if the Plan is accepted, the Maximum Extension will be granted or that the Company will be able to regain compliance with the Rule.  Further, there can be no assurance that the Company will be able to achieve one or more strategic transactions in the second quarter 2018. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the section entitled "Risk Factors" in its annual report on Form 10-K for the fiscal year ended December 31, 2017, as amended and supplemented from time to time and the Company's Quarterly Reports on Form 10-Q and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov. The parties do not undertake any obligation to update forward-looking statements contained in this press release.

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